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				     Exhibit 99.1


FOR IMMEDIATE RELEASE:	                   WEDNESDAY, JUNE 29, 2005

	 Versar Announces Acceleration of Stock Option Vesting

Springfield, VA, Wednesday, June 29, 2005 - VERSAR, Inc. (Amex: VSR) Versar, Inc. (Versar), announced that on June 24, 2005, the Compensation Committee of the Board of Directors accelerated the vesting of certain outstanding stock options of the 1996 and 2002 Stock Option Plans effective on June 21, 2005. As of that date, these outstanding options are "out-of-the-money" previously awarded to officers and employees under those Plans. Options held by non-employee directors are excluded from this acceleration.

Under the recently issued Financial Accounting Standard Board Statement No. 123 (Revised 2004), "Share-Based Payments" FAS 123(R), the Company will be required to apply expense recognition provisions of FAS 123(R) starting July 1, 2005.

The Compensation Committee believes that it is in the best interest of the shareholders to accelerate the vesting of these "out-of-the-money" options, as it will have a positive impact on the future earnings of the Company. The Company estimates the reduction in compensation effect in future periods will be approximately $124,000.

Versar, Inc., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. Versar operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a
B2B portal for homeland defense products and services, http://www.nbcprotect.com and http://www.dtaps.com.

This press release contains forward-looking information.
The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2004. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:  James Dobbs   (703) 642-6712	Email: jdobbs@versar.com

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